SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 24, 2002


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)

















ITEM 5. - OTHER EVENTS

     On June 24, 2002, Sonex Research, Inc. (the "Company") posted the following notice to shareholders on its website (www.sonexresearch.com):



			SONEX RETAINS THE SCOTTSDALE GROUP

Annapolis, MD - 06/XX/02 - Sonex Research, Inc. (OTC BB: SONX), a Company focused on developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of engines, today announced that it has retained The Scottsdale Group as its investor relations consultant.

Dr. Andrew A. Pouring, founder and CEO of Sonex, commented, "The management team at Sonex has been focusing all its attention on developing and refining the Company's proprietary technology, and on the development of business opportunities that will bring the Company revenues and increase shareholder value. We are making great strides in both areas and for that reason, have decided to undertake a financial communications campaign that will bring Sonex to the attention of a broader investor base, as well as institutional investors, as the Company continues to grow."

Dr.  Pouring  continued,  "To that end, we have  retained The  Scottsdale  Group
(TSG), a full-service investor relations and financial communications firm, to present the Company to the retail and institutional investment communities and to pursue media and trade exposure for the Company and its technology. We feel that by engaging the services of The Scottsdale Group, we can generate interest within the financial community, while continuing to focus our attention on growing Sonex and its business."

For more information on the campaign that The Scottsdale Group will be undertaking over the next several months, email info@thescottsdalegroup.com. A corporate profile of Sonex, providing an overview of the Company's business prospects, technology and management team, can be found at www.thescottsdalegroup.com, by clicking on the "Clients" button.

In  summary,   Dr.  Pouring  stated,  "We  look  forward  to  securing  business opportunities that will generate revenues for Sonex, broadening the Company's presence within the financial community and increasing shareholder value."


Contact: Sonex Research, Inc.: George Ponticas, 410-266-5556, email: sonex@erols.com, www.sonexresearch.com; Investor Relations: The Scottsdale Group, Susan Ladue, 781- 292-1050, email: info@thescottsdalegroup.com, www.thescottsdalegroup.com.


ABOUT SONEX

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its SCS Stratified Charge Radical Ignition (SCRI) combustion process to the automotive industry in response to forthcoming increases in national vehicle fuel mileage standards. Presently, high mileage, roomy and safe five-passenger automobiles using gasoline, direct injected (GDI) engines are sold only in Japan and Europe due to high emissions. Sonex intends to conclusively demonstrate that SCS-SCRI will enable GDI engined vehicles to achieve 50 mpg (highway) while meeting emissions standards to permit sale in the U.S. as a viable, near-term alternative to longer-term solutions such as improvements in hybrid propulsion systems or years of further R&D required for fuel cell technology to become practical.

Additionally, independent third-party testing has confirmed the potential of the SCS application for DI diesel engines to reduce harmful soot in-cylinder without increasing fuel consumption. Sonex is pursuing joint marketing and commercialization programs for the SCS low soot technology with committed industrial partners.

Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel. Examples include UAVs (unmanned aerial vehicles) and ATVs (all-terrain vehicles) such as those used by U.S. defense forces in Afghanistan, as well as outboard engines, small watercraft used as targets, and generator sets.


CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This announcement, as well as all publicly disseminated material about the Company, contains information in the form of "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"). Such statements are based on current expectations, estimates, projections and assumptions by management with respect to, among other things, trends affecting the Company's financial condition or results of operations and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company cautions shareholders, investors and prospective investors about significant factors which, among other things, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements. Shareholders, investors and prospective investors should read this announcement in conjunction with the Company's most recent Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB, and other filings with the Securities and Exchange Commission available online in the EDGAR database at www.sec.gov.












SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 24, 2002

SONEX RESEARCH, INC.
Registrant

/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer